                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-62021) of our report dated February 20, 1998, on our audits of the consolidated financial statements of Home Interiors & Gifts, Inc. and Subsidiaries. We also consent to the references to our firm under the captions 'Summary Historical Consolidated Financial Data', 'Selected Historical Consolidated Financial Data' and 'Experts.'

                                               /s/ PricewaterhouseCoopers LLP

Dallas, Texas
November 24, 1998